SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            FORM 8-A/A
                        (AMENDMENT NO. 1)


  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
   SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


                         SPRINT CORPORATION
      (Exact name of registrant as specified in its charter)


           Kansas                         48-0457967
 (State of incorporation              (I.R.S. Employer
      or organization)                Identification No.)

        P.O. Box 11315
       Kansas City, MO                       64112
(Address of principal executive offices)  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class        Name of each exchange on which
       to be so registered        each class is to be registered

        PCS Group Rights               New York Stock Exchange


     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this Form relates to the registration of a class of
securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the
following box.                                               [  ]

Securities to be registered pursuant to Section 12(g) of the Act:


                               None
                         (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

       The description of the PCS Group Rights of Sprint Corporation (the "Registrant") registered herein is contained under the caption "Anti-Takeover Considerations -- Sprint Rights Plan" of the Registrant's Prospectus/Proxy Statement that forms a part of the Registrant's Registration Statement on Form S-4 (the "Registration Statement") that was filed with the Securities and Exchange Commission on October 1, 1998 (File No. 333-65173).
Such description is hereby incorporated by reference herein pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").


ITEM 2.  EXHIBITS

         4.1 Amended and Restated Rights Agreement between the Registrant and UMB Bank, n.a., as Rights Agent, which includes as Exhibit A-1, the Certificate of Designation, Preferences and Rights of Preferred Stock -- Sixth Series; as Exhibit A-2, the Certificate of Designation, Preferences and Rights of Preferred Stock -- Eighth Series; as Exhibit B-1, the Form of FON Group Rights Certificate; as Exhibit B-2, the Form of PCS Group Rights Certificate; as Exhibit B-3, the Form of Old Class A Rights Certificate; and as Exhibit B-4, the Form of Series DT Rights Certificate.

                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Exchange
Act, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   SPRINT CORPORATION


Date:  November 25, 1998           By: /s/ Don A. Jensen
                                       Don A. Jensen
                                       Vice President